Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Paul Seamon Vice President, Investor Relations Fiserv, Inc. 262-879-5727 paul.seamon@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2018 Results
GAAP revenue growth and internal revenue growth of 3 percent;
GAAP EPS increase of 79 percent and adjusted EPS increase of 23 percent;
Full year 2018 guidance affirmed

Brookfield, Wis., May 1, 2018 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2018. The company completed a two-for-one stock split in the first quarter of 2018. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.

First Quarter 2018 GAAP Results
GAAP revenue for the company increased 3 percent to $1.44 billion in the first quarter of 2018 compared to the first quarter of 2017, with 6 percent growth in the Payments segment and 1 percent decline in the Financial segment.

GAAP earnings per share was $1.00 in the first quarter of 2018, increasing 79 percent compared to the first quarter of 2017. GAAP earnings per share in the first quarter of 2018 included a gain of $0.37 per share on the sale of a 55 percent interest of the company's Lending Solutions business (the "Lending Transaction"). GAAP earnings per share in the first quarter of 2017 included a $0.04 per share gain on the sale of a business at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49 percent interest.

GAAP operating margin increased to 42.2 percent in the first quarter of 2018, compared to 26.2 percent in the first quarter of 2017. GAAP operating margin in the first quarter of 2018 included a $232 million gain resulting from the Lending Transaction.

Net cash provided by operating activities was $372 million in the first quarter of 2018, which excluded $419 million of sale proceeds from the Lending Transaction. Net cash provided by operating activities was $463 million in the first quarter of 2017, which included cash distributions from StoneRiver of $31 million.

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"Our first quarter performance is consistent with our expectations for the full year," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Results in the quarter were punctuated by a 23 percent increase in adjusted earnings per share and double-digit sales growth."

First Quarter 2018 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 4 percent to $1.37 billion in the quarter compared to the prior year period.

•	Internal revenue growth for the company was 3 percent, with 5 percent growth in the Payments segment and 1 percent growth in the Financial segment, for the quarter.

•	Adjusted earnings per share increased 23 percent to $0.76 in the quarter compared to the prior year period.

•	Adjusted operating margin was 32.5 percent in the quarter, consistent with the prior year period.

•	Free cash flow was $316 million in the quarter compared to $366 million in the prior year period.

•	Sales results were up 12 percent in the quarter compared to the prior year period.

•	The company repurchased 5.7 million shares of common stock for $398 million in the first quarter. As of March 31, 2018, the company had 15.8 million remaining shares authorized for repurchase.

•
The company sold a 55 percent interest of its Lending Solutions business to funds affiliated with Warburg Pincus LLC, retaining a 45 percent interest. The company received total sale proceeds of $419 million from the transaction in the quarter.

•	In January 2018, the company completed the sale of the retail voucher business, which was acquired as part of the 2017 Monitise acquisition, for $50 million.

•	The company completed a two-for-one stock split on March 19, 2018.

Outlook for 2018
Fiserv continues to expect internal revenue growth of at least 4.5 percent for the year. The company also expects adjusted earnings per share in a split-adjusted range of $3.02 to $3.15, which represents growth of 22 to 27 percent over 2017 as adjusted for the Lending Transaction.

"We are on track to achieve our financial commitments, which includes an increase in our internal revenue growth rate for the year," said Yabuki.

Earnings Conference Call
The company will discuss its first quarter 2018 results on a conference call and webcast at 4 p.m. CT on Tuesday, May 1, 2018. To register for the event, go to Fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

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About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients worldwide to create and deliver financial services experiences in step with the way people live and work today. For more than 30 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named among the FORTUNE Magazine World's Most Admired Companies® for five consecutive years, recognized for strength of business model and innovation leadership. For more information, visit Fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, the company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share," "adjusted earnings per share, as adjusted for the Lending Transaction," and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from GAAP revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 11 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, merger and integration costs, certain costs associated with the achievement of the company's operational effectiveness objectives, gains or losses from dispositions and unconsolidated affiliates, and certain discrete tax benefits. The company excludes these items to more clearly focus on the factors management believes are pertinent to its operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.

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Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 10. Management believes internal revenue growth is useful because it presents revenue growth excluding acquisitions, dispositions and the impact of postage reimbursements in the company's Output Solutions business, and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, net income, earnings per share from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the impact of market and economic conditions on the financial services industry; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue
Processing and services	$1,238	$1,178
Product	202	216
Total revenue	1,440	1,394

Expenses
Cost of processing and services	568	570
Cost of product	191	182
Selling, general and administrative	305	277
Gain on sale of business	(232)	—
Total expenses	832	1,029

Operating income	608	365
Interest expense	(45)	(42)

Income before income taxes and income from investment in unconsolidated affiliate	563	323
Income tax provision	(140)	(102)
Income from investment in unconsolidated affiliate	—	26

Net income	$423	$247

GAAP earnings per share - diluted	$1.00	$0.56

Diluted shares used in computing earnings per share	421.6	438.5

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2018	2017

GAAP net income	$423	$247
Adjustments:
Merger, integration and other costs [1]	23	14
Severance costs	5	12
Amortization of acquisition-related intangible assets	40	38
Tax impact of adjustments [2]	(15)	(21)
Gain on sale of business [3]	(232)	—
Tax impact of gain on sale of business [2]	78	—
StoneRiver transaction [4]	—	(26)
Tax impact of StoneRiver transaction [2]	—	9
Adjusted net income	$322	$273

GAAP earnings per share	$1.00	$0.56
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.04	0.02
Severance costs	0.01	0.02
Amortization of acquisition-related intangible assets	0.07	0.06
Gain on sale of business [3]	(0.37)	—
StoneRiver transaction [4]	—	(0.04)
Adjusted earnings per share	$0.76	$0.62

[1]
Merger, integration and other costs include acquisition and related integration costs of $15 million in 2018 and $7 million in 2017, and certain costs associated with the achievement of the company's operational effectiveness objectives of $8 million in 2018 and $7 million in 2017, primarily consisting of expenses related to data center consolidation activities.

[2]
The tax impact of adjustments is calculated using tax rates of 22 percent and 33 percent in 2018 and 2017, respectively, which approximates the company's annual effective tax rate for the respective years, exclusive of the actual tax impacts associated with the gain on sale of business and StoneRiver transaction.

[3]	Represents the gain on the sale of a majority interest of the company's Lending Solutions business.

[4]	Represents the company's share of the net gain on the sale of a business at StoneRiver.
See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Total Company
Revenue	$1,440	$1,394
Output Solutions postage reimbursements	(74)	(75)
Deferred revenue purchase accounting adjustments	2	1
Adjusted revenue	$1,368	$1,320

Operating income	$608	$365
Merger, integration and other costs	23	14
Severance costs	5	12
Amortization of acquisition-related intangible assets	40	38
Gain on sale of business	(232)	—
Adjusted operating income	$444	$429
Operating margin	42.2%	26.2%
Adjusted operating margin	32.5%	32.5%

Payments and Industry Products ("Payments")
Revenue	$842	$794
Output Solutions postage reimbursements	(74)	(75)
Deferred revenue purchase accounting adjustments	2	1
Adjusted revenue	$770	$720

Operating income	$271	$259
Merger, integration and other costs	1	1
Adjusted operating income	$272	$260
Operating margin	32.2%	32.7%
Adjusted operating margin	35.4%	36.2%

Financial Institution Services ("Financial")
Revenue	$616	$620

Operating income	$202	$196
Operating margin	32.8%	31.6%

Corporate and Other
Revenue	$(18)	$(20)

Operating income (loss)	$135	$(90)
Merger, integration and other costs	22	13
Severance costs	5	12
Amortization of acquisition-related intangible assets	40	38
Gain on sale of business	(232)	—
Adjusted operating loss	$(30)	$(27)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$423	$247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	94	70
Amortization of acquisition-related intangible assets	40	38
Share-based compensation	19	16
Deferred income taxes	77	(3)
Gain on sale of business	(232)	—
Income from investment in unconsolidated affiliate	—	(26)
Dividend from unconsolidated affiliate	—	31
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	67	42
Prepaid expenses and other assets	(44)	(2)
Contract costs	(50)	(6)
Accounts payable and other liabilities	38	50
Contract liabilities	(60)	6
Net cash provided by operating activities	372	463

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(77)	(76)
Proceeds from sale of business	419	—
Payments for acquisition of business, net of cash acquired	—	(78)
Purchases of investments	(1)	—
Other investing activities	(10)	—
Net cash provided by (used in) investing activities	331	(154)

Cash flows from financing activities
Debt proceeds	509	597
Debt repayments	(806)	(522)
Proceeds from issuance of treasury stock	28	28
Purchases of treasury stock, including employee shares withheld for tax obligations	(427)	(404)
Net cash used in financing activities	(696)	(301)

Net change in cash and cash equivalents	7	8
Net cash flows from discontinued operations	50	—
Cash and cash equivalents, beginning balance	325	300
Cash and cash equivalents, ending balance	$382	$308

Certain prior period amounts have been reclassified to conform to current period presentation.

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$382	$325
Trade accounts receivable – net	878	997
Prepaid expenses and other current assets	508	603
Assets held for sale	—	50
Total current assets	1,768	1,975

Property and equipment – net	375	390
Intangible assets – net	1,855	1,882
Goodwill	5,454	5,590
Contract costs – net	401	84
Other long-term assets	314	368
Total assets	$10,167	$10,289

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,303	$1,359
Current maturities of long-term debt	1	3
Contract liabilities	379	576
Total current liabilities	1,683	1,938

Long-term debt	4,603	4,897
Deferred income taxes	693	552
Long-term contract liabilities	65	54
Other long-term liabilities	152	117
Total liabilities	7,196	7,558
Shareholders' equity	2,971	2,731
Total liabilities and shareholders' equity	$10,167	$10,289

Certain prior period amounts have been reclassified to conform to current period presentation.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31, 2018
Payments Segment	5%
Financial Segment	1%
Total Company	3%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the first quarter of 2018, acquired revenue was $18 million ($17 million in the Payments segment and $1 million in the Financial segment). Revenue attributable to dispositions was $54 million and $64 million (all in the Financial segment) in the first quarter of 2018 and 2017, respectively, primarily from the Lending Transaction.

Free Cash Flow	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$372	$463
Capital expenditures	(77)	(76)
Adjustments:
Severance, merger and integration payments	27	20
StoneRiver cash distribution	—	(31)
Other	—	(3)
Tax payments on adjustments	(6)	(7)
Free cash flow	$316	$366

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - The company's internal revenue growth outlook for 2018 excludes acquisitions, dispositions, and the impact of postage reimbursements in its Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to lower 2018 GAAP revenue growth by approximately 2.5 percentage points as compared to the internal revenue growth rate, primarily due to the Lending Transaction.

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2018 excludes certain non-cash or other items which should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance costs, merger and integration costs, certain costs associated with the achievement of the company's operational effectiveness objectives, gains or losses from dispositions and unconsolidated affiliates, and certain discrete tax benefits. The company estimates that the amortization expense with respect to acquired intangible assets as of March 31, 2018 will be approximately $160 million in 2018. Other adjustments to earnings per share that have been incurred to date are presented on page 6. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

The company's adjusted earnings per share growth outlook for 2018 reflects 2017 performance as adjusted for the Lending Transaction. The information below is presented with a reconciliation to the most comparable GAAP measure, consistent with the fourth quarter 2017 earnings materials on a split-adjusted basis.

2017 GAAP income from continuing operations	$1,232
Adjustments:
Merger, integration and other costs [1]	74
Severance costs	24
Amortization of acquisition-related intangible assets	159
Tax impact of adjustments [2]	(85)
Gain on sale of business [3]	(10)
Tax impact of gain on sale of business [2]	5
StoneRiver transactions [4]	(32)
Tax impact of StoneRiver transactions [2]	11
Tax benefit [5]	(275)
2017 adjusted net income	$1,103

2017 GAAP earnings per share from continuing operations	$2.86
Adjustments	(0.30)
2017 adjusted earnings per share	2.56
Lending Transaction impact	(0.08)
2017 adjusted earnings per share, as adjusted for the Lending Transaction	$2.48

2018 adjusted earnings per share outlook	$3.02 - $3.15
2018 adjusted earnings per share growth outlook	22% - 27%

[1] Merger, integration and other costs include acquisition and related integration costs of $47 million and certain costs associated with the achievement of the company's operational effectiveness objectives of $27 million, including expenses related to data center consolidation activities.

[2] The tax impact of adjustments is calculated using a tax rate of 33 percent, which approximates the company's annual effective tax rate in 2017, exclusive of discrete income tax benefits associated with The Tax Cuts and Jobs Act and the actual tax impacts associated with StoneRiver transactions and the gain on sale of business.

[3] Represents the gain on the sale of the company's Australian item processing business.
[4] Represents the company's share of net gains on the disposition of a business at StoneRiver.
[5] Represents discrete income tax benefits associated with The Tax Cuts and Jobs Act enacted in December 2017.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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